Vital Farms Reports Second Quarter 2026 Financial Results

Second Quarter Net Revenue of $166.0 Million

Announces Successful Execution of Previously Disclosed Supply Control and Targeted Cost Savings Initiatives

Grew Retail Dollar Share of the Shell Egg Category by More Than 200 Basis Points Year-Over-Year, Even as Category Pricing Fell Sharply Amid Industry-Wide Oversupply

Announces New Aggregate $185 Million Credit Facilities, Fortifying Financial Flexibility

Announces Termination of Stock Repurchase Program

Reiterates Fiscal Year 2026 Net Revenue Outlook of $775 Million to $800 Million and Adjusted EBITDA Outlook of $0 Million to $10 Million

AUSTIN, TX – August 6, 2026 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its second quarter ended June 28, 2026.

Financial highlights for the second quarter ended June 28, 2026, compared to the second quarter ended June 29, 2025, where applicable, include:

•
Net Revenue decreased 10.1% to $166.0 million, compared to $184.8 million
•
Gross Margin of 6.6%, compared to 38.9%
•
Net Loss of $31.1 million, compared to Net Income of $16.6 million
•
Net Loss per Diluted Share of $0.72, compared to Net Income per Diluted Share of $0.36
•
Adjusted EBITDA loss of $26.6 million and Adjusted Net Loss of $20.0 million, including $24.8 million in certain pre-tax expenses not added back to Adjusted EBITDA or Adjusted Net Loss: $19.5 million from excess breaker sales, $1.5 million of related shipping and distribution costs, $0.8 million of farmer contract amendment amortization, and $3.0 million of consulting fees associated with our feed cost savings program1
•
Adjusted Net Loss per Diluted Share of $0.47, compared to Adjusted Net Income per Diluted Share of $0.361

"Our second quarter results reflect the industry-wide oversupply and price gap pressure we described on our first quarter call, and these results are not what we aspire to deliver. At the same time, our team has been executing the recovery plan we described to you last quarter, and we are seeing real evidence it is working. We have moved with urgency and discipline, and the results are showing up where they matter most: in the marketplace." said Russell Diez-Canseco, Vital Farms’ Executive Chairperson, President, and CEO. "We narrowed our retail price gaps on a targeted, geography-by-geography basis, executed voluntary contract amendments with our farmer partners to right-size supply, and structurally reduced our overhead. Even as retail egg prices across the total shell egg category fell more than 35% year-over-year amid historic industry-wide oversupply, we grew our dollar share of the category by more than 200 basis points, further extending our position as the nation's leading pasture-raised egg brand. We believe that is a powerful signal of the strength of our brand and the loyalty of our consumers, even in the most difficult pricing environment our category has seen in years. Just as importantly, we have significantly strengthened our balance sheet with two new credit facilities that are already available, giving us the flexibility to pursue our future pricing and growth strategy.

With our supply and demand projections now in balance as we head into Q3, our sales mix shifting decisively back toward retail channels, meaningful distribution gains building as the year progresses, and critical cost and capital allocation changes in place, we remain confident in our full-year outlook and in our ability to build lasting shareholder value while fulfilling our mission to bring ethically produced food to the table."

1 Adjusted EBITDA, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Diluted Share are non-GAAP financial measures defined in the section titled “Non-GAAP Financial Measures” below and are each reconciled to net (loss) income, their closest comparable GAAP measure, at the end of this release.

For the 13 Weeks Ended June 28, 2026

Net revenue decreased 10.1% to $166.0 million in the second quarter of 2026, compared to $184.8 million in the second quarter of 2025. The decrease compared to the prior-year period was driven by a volume-driven decline of $19.8 million, excluding excess breaker and wholesale channel sales, partially offset by a price/mix benefit of $1.1 million. Excess sales to breaker and wholesale channels contributed only $0.1 million to net revenue growth, as a large volume increase was almost entirely offset by a price decline. Net revenue from sales through our retail channel was $158.0 million and $176.1 million for the 13-week periods ended June 28, 2026 and June 29, 2025, respectively.

Gross profit was $10.9 million, or 6.6% of net revenue, in the second quarter of 2026, compared to $71.8 million, or 38.9% of net revenue, in the second quarter of 2025. Gross profit and margin decreases reflected higher input and production costs and unfavorable sales mix. The unfavorable sales mix was driven by an oversupply of egg inventory, which resulted in increased sales to breaker and wholesale channels at lower prices, reducing gross profit by $19.5 million. Together with $0.8 million of farmer contract amendment amortization and $7.8 million of costs related to the exit of our butter business, gross profit in the quarter reflects $28.1 million of supply-management and other discrete expenses; excluding these items, underlying gross margin was meaningfully more favorable.

Loss from operations was $40.1 million in the second quarter of 2026, compared to income from operations of $23.8 million in the second quarter of 2025. The decrease was driven by higher input and production costs, as well as higher SG&A expenses to support the growth of the business and an unfavorable sales mix.

Net loss was $31.1 million in the second quarter of 2026, compared to net income of $16.6 million in the prior-year quarter. The decrease was driven by higher input and production costs and unfavorable sales mix.

Net loss per diluted share was $0.72 for the second quarter of 2026, compared to net income per diluted share of $0.36 in the prior-year quarter.

Adjusted EBITDA was a loss of $26.6 million in the second quarter of 2026, compared to Adjusted EBITDA of $29.9 million in the second quarter of 2025. The decrease was driven by higher input and production costs as well as higher SG&A to support the growth of the business and an unfavorable sales mix. Adjusted EBITDA includes addbacks of $3.3 million of restructuring and severance costs and $7.8 million of exit costs associated with the previously announced wind-down of our butter business.

Adjusted net loss was $20.0 million for the second quarter of 2026, compared to adjusted net income of $16.6 million in the prior-year quarter.

Adjusted net loss per diluted share was $0.47 in the second quarter of 2026, compared to adjusted net income per diluted share of $0.36 in the second quarter of 2025.

Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per diluted share exclude certain non-cash and other items. Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per diluted share are non-GAAP financial measures defined in the section titled “Non-GAAP Financial Measures” below and each are reconciled to net income (loss), their closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents and marketable securities were $21.2 million as of June 28, 2026, and we had $30.0 million of outstanding debt. Net cash used in operating activities was $45.9 million for the 26-week period ended June 28, 2026, compared to net cash provided by operating activities of $4.5 million for the 26-week period ended June 29, 2025.

Capital expenditures totaled $37.5 million in the 26-week period ended June 28, 2026, compared to $10.0 million in the 26-week period ended June 29, 2025.

Stock repurchasedearly in the quarter under the company’s previously announced stock repurchase program totaled 1,129,104 shares of common stock at an average price per share of $13.29, for an aggregate cost of $15.0 million in the second quarter of 2026. On August 3, 2026, the company’s Board of Directors terminated the stock repurchase program, consistent with the terms of the company’s new lending facilities. The Board of Directors and management remain committed to a disciplined capital allocation strategy and, as always, will continue to evaluate capital allocation opportunities to drive long-term stockholder value.

Financing Update

The company today announced the closing of a new $125 million 3-year term loan facility and a new $60 million 3-year asset-based lending facility, replacing the company's previous revolving credit facility. These new agreements significantly strengthen Vital Farms’ liquidity profile and provide financial flexibility and runway to execute its strategic plan.

Fiscal 2026 Outlook

Thilo Wrede, Vital Farms’ Chief Financial Officer, commented: "As we indicated on our first-quarter call, we expected the impact of this year’s industry-wide oversupply and our own price-gap headwinds to be concentrated in the second quarter, and that is what we saw. The disciplined execution of our plan since then gives us confidence in reaffirming our full-year 2026 guidance. By lowering our fixed overhead and right-sizing supply, we believe we are well positioned for a margin recovery in the second half of the year. We have also decisively strengthened our liquidity profile with our new $125 million term loan facility and $60 million asset-based lending facility, which we believe create the necessary flexibility to execute our future pricing and growth plans.”

For fiscal year 2026, we continue to expect:

•
Net revenue of $775 million to $800 million, which represents at least 5% growth versus fiscal year 2025. This assumes that investments in price and distribution gains lead to a return to positive shell egg volume growth in the second half of 2026. It also assumes that competitive activity does not intensify further.
•
Adjusted EBITDA of $0 to $10 million, reflecting higher promotional spending and price investments and the negative impact in the mid-$30 million range from costs to manage the current oversupply of eggs.
•
Capital expenditures are expected to be in the range of $70 million to $75 million, reflecting the company’s decision earlier in 2026 to slow the pace of capital spending, particularly at Vital

Crossroads (VXR) and new accelerator farms, to better align the timing of capacity additions with demand realization.

Vital Farms’ guidance assumes that there are no further material disruptions to the supply chain or its customers or consumers, including any material changes to the current macroeconomic environment. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net (loss) income, its most directly comparable GAAP measure, without unreasonable effort due to the unavailability of reliable estimates for income taxes and stock-based compensation, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate in the conference call via phone, participants may register for the call here to receive dial-in details and a unique PIN. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events & Presentations.” The webcast will be archived for 30 days.

In addition, Vital Farms will publish its August 2026 Corporate Presentation as supporting materials to the webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events & Presentations.”

About Vital Farms

Vital Farms (Nasdaq: VITL) is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with more than 625 small farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms’ ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms’ products, including shell eggs, hard-boiled eggs, and liquid whole eggs, are sold in more than 24,000 stores nationwide. Vital Farms pasture-raised eggs can also be found on menus at hundreds of foodservice operators across the country. For more information, visit https://vitalfarms.com/.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, brand strength, anticipated growth and distribution gains, corporate and commercial strategy, the effect of the new term loan facility and asset-based lending facility on the availability of credit to meet Vital Farms’ liquidity needs and ability to execute its strategic plan, the impact and expected benefits of changes in Vital Farms’ cost structure and capital expenditures, and future financial performance, including management’s outlook for fiscal year 2026 and management’s long-term outlook. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to attract new consumers and customers, to successfully retain existing consumers and customers, to attract and retain its suppliers, distributors, and co-manufacturers, and to maintain its relationships with the farmers in its network and further expand its farm network, and plans for operation of accelerator farms and the impact of its decision to pause development of future accelerator farms; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ expectations regarding its future growth in the foodservice channel; Vital Farms’ ability to procure sufficient high-quality eggs and other raw materials; Vital Farms’ ability to effectively manage its supply of eggs and the impact of its current and planned supply control initiatives; real or perceived quality or food safety issues with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; Vital Farms’ ability to manage changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, pullet vendors, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the effects of outbreaks of agricultural diseases, including avian influenza and egg drop syndrome, the perception that outbreaks may occur or regulatory or market responses to such outbreaks generally; the ability of Vital Farms, its farmers, pullet vendors, suppliers, and its co-manufacturers to comply with its standards and food safety, environmental or other laws or regulations; the potential outcome and impact of pending or future litigation, and the costs, expenses, and uncertainties associated therewith; specifications and timing of the expansion of Vital Farms’ processing capacity, and the impacts of prior or future expansions of such facilities on Vital Farms’ future revenue and farm network; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings, including specifications, timing and financial impacts of the planned discontinuation of its butter products, and Vital Farms’ ability to innovate to offer new products or enter into new product categories; the costs and success of marketing efforts and ability to promote its brand; Vital Farms’ reliance on key personnel and its ability to identify, recruit and retain personnel; Vital Farms’ ability to effectively manage its growth; the potential influence of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society; Vital Farms’ stated impact goals, opportunities and initiatives, as well as the standards and expectations of third parties regarding these matters; Vital Farms’ ability to maintain effective internal controls over financial reporting and to remediate and prevent material weaknesses in its internal controls; Vital Farms’ ability to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, including as a result of unfavorable global economic and political conditions, elevated interest rates, and inflation; Vital Farms’ estimates of future capital expenditures and the sufficiency of Vital Farms’ cash, cash equivalents, any marketable securities and availability of credit under its credit facilities to meet liquidity needs; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2026, which Vital Farms anticipates filing on August 6, 2026, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended		26-Weeks Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net revenue	$166,029	$184,767	$353,184	$346,956
Cost of goods sold	155,098	112,985	289,245	212,661
Gross profit	10,931	71,782	63,939	134,295
Operating expenses:
Selling, general and administrative	40,376	38,987	84,740	70,897
Shipping and distribution	10,701	9,000	21,678	17,835
Total operating expenses	51,077	47,987	106,418	88,732
(Loss) income from operations	(40,146)	23,795	(42,479)	45,563
Other income (expense), net:
Interest expense	(421)	(218)	(611)	(453)
Interest income	227	1,332	1,000	2,544
Other expense, net	(450)	(378)	(559)	(781)
Total other (expense) income, net	(644)	736	(170)	1,310
Net (loss) income before income taxes	(40,790)	24,531	(42,649)	46,873
Income tax (benefit) provision	(9,725)	7,893	(10,062)	13,334
Net (loss) income	$(31,065)	$16,638	$(32,587)	$33,539
Net (loss) income per share:
Basic:	$(0.72)	$0.37	$(0.76)	$0.76
Diluted:	$(0.72)	$0.36	$(0.76)	$0.73
Weighted average common shares outstanding:
Basic:	42,935,854	44,591,484	43,007,009	44,421,116
Diluted:	42,935,854	45,804,158	43,007,009	45,815,874

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

(Unaudited)

	June 28, 2026	December 28, 2025

Assets
Current assets:
Cash and cash equivalents	$21,239	$48,831
Investment securities, available-for-sale	—	64,520
Accounts receivable, net of allowance for credit losses of $442 and $685 as of June 28, 2026 and December 28, 2025, respectively	50,695	67,849
Inventories	73,889	66,495
Prepaid expenses and other current assets, net of allowance for credit losses of $28 and $34 as of June 28, 2026 and December 28, 2025, respectively	13,483	11,304
Income taxes receivable	1,446	1,410
Assets held for sale	2,141	2,141
Total current assets	162,893	262,550
Property, plant and equipment, net	192,224	160,601
Operating lease right-of-use assets	122,412	80,390
Goodwill and other assets	24,549	15,197
Total assets	$502,078	$518,738
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$56,212	$55,141
Accrued liabilities	53,222	54,826
Operating lease liabilities, current	32,060	4,673
Finance lease liabilities, current	5,892	5,670
Income taxes payable	193	1,268
Total current liabilities	147,579	121,578
Long-term debt	30,000	—
Operating lease liabilities, non-current	38,199	38,050
Finance lease liabilities, non-current	2,097	5,098
Other liabilities	550	2,752
Total liabilities	$218,425	$167,478
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized as of June 28, 2026 and December 28, 2025; no shares issued and outstanding as of June 28, 2026 and December 28, 2025	—	—
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of June 28, 2026 and December 28, 2025; 42,928,046 and 44,797,125 shares issued and outstanding as of June 28, 2026 and December 28, 2025, respectively	4	4
Additional paid-in capital	166,833	201,820
Retained earnings	116,808	149,395
Accumulated other comprehensive income	8	41
Total stockholders’ equity	$283,653	$351,260
Total liabilities and stockholders’ equity	$502,078	$518,738

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	26-Weeks Ended
	June 28, 2026	June 29, 2025
Cash flows from operating activities:
Net (loss) income	$(32,587)	$33,539
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	7,597	6,727
Reduction in the carrying amount of right-of-use assets	7,581	3,691
Stock-based compensation expense	1,378	5,887
Amortization of capitalized cloud computing arrangement costs	1,397	—
Amortization and accretion of available-for-sale securities	(526)	(296)
Amortization of debt issuance costs	42	43
Uncertain tax positions	(1,121)	1,735
Deferred taxes	(9,831)	(24)
Net realized losses on derivative instruments	563	822
Increase in inventory provision	8,274	568
Other	1,331	725
Net change in operating assets and liabilities	(30,010)	(48,904)
Net cash (used in) provided by operating activities	$(45,912)	$4,513
Cash flows from investing activities:
Purchases of property, plant and equipment	(37,460)	(9,994)
Proceeds from the sale of available-for-sale securities	43,002	404
Maturities of available-for-sale securities	22,000	7,890
Purchases of derivative instruments	(261)	—
Proceeds from the settlement of derivative instruments	202	264
Proceeds from the sale of property, plant and equipment	121	608
Purchases of available-for-sale securities	—	(45,079)
Net cash provided by (used in) investing activities	$27,604	$(45,907)
Cash flows from financing activities:
Proceeds from draw on JPMorgan Credit Facility	30,000	—
Proceeds from issuance of common stock under employee stock purchase plan	404	379
Proceeds from exercise of stock options	—	3,649
Repurchases of common stock	(35,151)	—
Payment of tax withholding obligation on vested restricted stock unit shares	(1,619)	(2,978)
Principal payments under finance lease obligations	(2,918)	(2,033)
Net cash used in financing activities	$(9,284)	$(983)
Net decrease in cash and cash equivalents	(27,592)	(42,377)
Cash and cash equivalents at beginning of the period	48,831	150,601
Cash and cash equivalents at end of the period	$21,239	$108,224
Supplemental disclosure of cash flow information:
Cash paid for interest	$460	$410
Cash paid for income taxes, net of amounts refunded	2,001	11,772
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$11,904	$25,590

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Share, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Share are financial measures that are not required by or presented in accordance with GAAP. We believe that these non-GAAP financial measures, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook.

In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin is helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes. We calculate Adjusted EBITDA as net (loss) income, adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) (benefit) or provision for income taxes as applicable; (4) interest expense; (5) interest income; (6) amortization of cloud computing arrangements; (7) restructuring and severance costs; and (8) costs related to our exit of our butter business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue.

We believe that the use of Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Share is helpful to our investors, as these measures are used by management in assessing the ongoing operating performance and underlying earnings potential of our business, as well as for internal planning and forecasting purposes. Unlike Adjusted EBITDA, these measures retain the impact of depreciation, amortization, interest, taxes, and non-cash charges.

We calculate Adjusted Net (Loss) Income as net (loss) income, adjusted to exclude: (1) restructuring and severance costs; and (2) costs related to our exit of our butter business. We calculate Adjusted Net (Loss) Income per Share as Adjusted Net (Loss) Income divided by weighted average common shares outstanding, basic and diluted.

These non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not reflect other non-operating expenses, including interest expense; and (5) they do not reflect tax payments that may represent a reduction in cash available to us.

In addition, some of the limitations of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Share include that (1) certain excluded items represent actual cash expenditures that reduced our liquidity; and (2) they involve management’s judgment as to what items to exclude.

Our use of non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such non-GAAP financial measures in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider non-GAAP financial measures alongside other financial measures, including our net (loss) income, net (loss) income margin, net (loss) income per share and other results stated in accordance with GAAP.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		26-Weeks Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(in thousands)		(in thousands)
Net (loss) income	$(31,065)	$16,638	$(32,587)	$33,539
Depreciation and amortization[1]	3,638	3,468	7,597	6,727
Stock-based compensation (benefit) expense	(1,378)	3,034	1,378	5,887
Income tax (benefit) provision	(9,725)	7,893	(10,062)	13,334
Interest expense	421	218	611	453
Interest income	(227)	(1,332)	(1,000)	(2,544)
Amortization of cloud computing arrangements	653	—	1,397	—
Restructuring and severance costs	3,312	—	3,312	—
Costs related to our exit of butter products	7,764	—	7,764	—
Adjusted EBITDA	$(26,607)	$29,919	$(21,590)	$57,396

Net revenue	$166,029	$184,767	$353,184	$346,956
Net (loss) income margin[2]	(18.7)%	9.0%	(9.2)%	9.7%
Adjusted EBITDA margin[3]	(16.0)%	16.2%	(6.1)%	16.5%

(1)
Amount also includes finance lease amortization.
(2)
Net (loss) income margin is calculated by dividing net (loss) income by net revenue
(3)
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net revenue

VITAL FARMS, INC.

ADJUSTED NET (LOSS) INCOME RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		26-Weeks Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
	(in thousands)		(in thousands)
Net (loss) income	$(31,065)	$16,638	$(32,587)	$33,539
Restructuring and severance costs	3,312	—	3,312	—
Costs related to our exit of butter products	7,764	—	7,764	—
Adjusted net (loss) income	$(19,989)	$16,638	$(21,511)	$33,539
Weighted average common shares outstanding — basic	42,935,854	44,591,484	43,007,009	44,421,116
Weighted average effect of potentially dilutive securities	—	1,212,674	—	1,394,758
Weighted average common shares outstanding — diluted	42,935,854	45,804,158	43,007,009	45,815,874
Adjusted net (loss) income per share:
Basic	$(0.47)	$0.37	$(0.50)	$0.76
Diluted	$(0.47)	$0.36	$(0.50)	$0.73

Media:

Rob Discher

Rob.Discher@vitalfarms.com

Investors:

Brian S. Shipman, CFA

Brian.Shipman@vitalfarms.com